UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2025

Mawson Infrastructure Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40849	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Railroad Avenue, Midland, Pennsylvania	15059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code +1-412–515-0896

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	MIGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 10, 2025, Mawson Infrastructure Group Inc. (“Mawson” or “the Company”), filed its answer (“the Filing”), attached herein as an Exhibit, to the involuntary petition against the Company (the “Petition”) pursuant to 11 U.S.C. § 303(a) filed on December 4, 2024 by W Capital Advisors Pty Ltd, Marshall Investments MIG Pty Ltd, and Rayra Pty Ltd, all of whom are Australian entities (the “Petitioners”). Mawson had previously announced in a filing on Form 8-K issued on December 4, 2024, that the Company’s Board of Directors intended to vigorously defend the Company against the Petition filed by these Australian entities.

As per the Company’s most recent 10-Q filing on November 14, 2024, W Capital Advisors Pty Ltd as trustee for the W Capital Advisors Fund and Marshall Investments MIG Pty Ltd as trustee for the Marshall Investments MIG Trust had filed proceedings in Australia, and the Company believes that these entities were using such proceedings in an improper attempt to gain leverage in ongoing legal disputes between the parties. The Company believes that the filing of this Involuntary Petition is an extension of the ongoing disputes, including with James Manning, the Company’s former Board Director and Officer, and a continuation of the pattern of bad faith actions, by James Manning and the Petitioners, with the improper intention of harassing and intimidating Mawson.

The Company’s counsel plans to propound discovery requests to the Petitioners. In addition, James Manning remains the subject of an investigation by the Company’s Audit Committee, including related to his dealings with W Capital Advisors Pty Ltd as trustee for the W Capital Advisors Fund – among several other matters – including current litigation with an entity related to James Manning, Vertua Property Inc. (“Vertua”), regarding alleged self-dealing, breach of contract, and tortious interference with a business relationship.

The Company had previously reported through an 8-K filing on March 29, 2024, that it may seek to exit certain or all of its entities and holdings in Australia. The Company currently operates facilities in the United States of America and does not have any operating sites or assets in Australia.

The Company continues to also pursue its complaint filed in The Court of Common Pleas of Mercer County, Pennsylvania (file number 2024-2332) on October 17, 2024 against Vertua as landlord for the Company’s Sharon, PA property for breach of the lease agreement and wrongful termination of the lease, as well as for tortious interference with a business relationship. The Company is seeking reinstatement of the lease, compensatory damages, disgorgement of revenue, and exemplary and punitive damages, as well as reimbursement for its costs and litigation expenses. Vertua is a company not only related to James Manning, but also affiliated with Darron Wolter of W Capital Advisors Pty Ltd as trustee for the W Capital Advisors Fund.

Mawson expects to vigorously pursue sanctions, attorney fees, general and punitive damages against the Petitioners, as available to the full extent of the law.

Per the Company’s 8-K filing on December 4, 2024, the Company expects to continue to operate as usual and execute its business plan accordingly.

The description of the Filing is qualified in its entirety by reference to the full text of such document, which is filed as an exhibit to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Alleged Debtor’s Answer to Involuntary Petition
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “seek,” “intend,” “plan,” “pursue,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. More detailed information about the risks and uncertainties affecting the Company is contained under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2024, August 19, 2024, November 14, 2024, the Report on Form 8-K filed with the SEC on December 4, 2024, and in other filings that the Company has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law. For more information, visit us at https://www.mawsoninc.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mawson Infrastructure Group Inc.

Date: January 10, 2025	By:	/s/ Kaliste Saloom
Kaliste Saloom
General Counsel